FOURTH AMEN DMENT TO EMPLOYMENT AGREEMENT This FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT (thi s "Fourth Amendment") is executed and agreed to by and between Carri age Services, Inc. , a Delaware corporation (the "Company"), and Steven D. Metzger ("Executive"), effecti ve as of February 2 1, 2024 (the "Amendment Effecti ve Date"). WHEREAS, Executive and the Company entered into an Employment Agreement dated November 5, 201 9, along with a First Amendment to the Employment Agreement dated June 1, 202 1, a Second Amendment to the Employment Agreement dated September 30, 2022, and a Third Amendment to the Employment Agreement dated June 2 1, 2023 (co llective ly, the "Employment Agreement"); and WHEREAS, Executi ve and the Company des ire Executi ve ' s continued employment with the Company under certain amended terms and conditions as set fo rth herein; and WHEREAS, the parties now desire to fu rther amend the Employment Agreement accordingly. NOW, THEREFORE, in consideration of the premises above, as we ll as consideration to be granted by the Company to the Executive in the fo llowing fo rm, the parties hereto agree as fo llows: 1. Section 6(f) of the Employment Agreement is hereby amended by deleting this section in its entirety and replacing it with the fo llowing language: "Reduction of Payments. Notwithstanding anything to the contrary in this Agreement, if Executive is a "di squali fied individual" (as defined in Code Section 280G(c)), and the payments and benefits provided fo r in thi s Agreement, together with any other payments and benefits which Executive has the ri ght to receive from the Company or any of its Affi li ates (co llective ly, "Total Pay ments"), would constitute a "parachute payment" (as defined in Code Section 280G(b)(2)), then the payments and benefits provided fo r in thi s Agreement shall either (i) be paid in full , or (ii) be reduced (but not below zero) so that the present value of such Total Payments will be one dollar ($ 1.00) less than three times Executi ve ' s "base amount" (as defined in Code Section 280G(b)(3)) and so that no portion of such amounts and benefits received by Executi ve shall be subj ect to the excise tax imposed by Code Section 4999, whichever results in the receipt by Executive on an after-tax basis of the greatest amount of Total Payments (taking into account the applicable federal , state and local income taxes, the excise tax imposed by Code Section 4999 and all other taxes (including any interest and penalties) payable by Executive). All determinations required to made under thi s Secti on 6(f), including whether reducti ons are necessary, shall be made in good fa ith by the Company, or, in the discretion of the Company, by an accounting or fi nancial consulting firm selected in good fa ith by the Company fo r such purposes (the "Auditor"). The Auditor shall provide detailed supporting calculations both to the Company and to Executive . All fees and expenses of the Auditor shall be borne so lely by the

Company. The reduction of payments and benefits hereunder, if applicable under clause (ii) above, shall be made by reducing, first, payments or benefits to be paid in cash hereunder in the order in which such payment or benefit would be paid or provided (beginning with such payment or benefit that would be made last in time and continuing, to the extent necessary, through to such payment or benefit that would be made first in time) and, then, reducing any benefit to be provided in-kind hereunder in a similar order. If a reduced payment or benefit is made or provided and through error or otherwise that payment or benefit, when aggregated with other payments and benefits from the Company (or its affiliates) used in determining if a "parachute payment" exists, exceeds one dollar ($1.00) less than three times Executive's base amount, then Executive shall immediately repay such excess to the Company upon notification that an overpayment has been made. Nothing in this Section 6(f) shall require the Company to be responsible for, or have any liability or obligation with respect to, Executive's excise tax liabilities under Code Section 4999." 2. Except as otherwise provided herein, all other provisions of the Employment Agreement shall remain in effect. 3. This Fourth Amendment and the Employment Agreement (other than as amended above) constitute the entire agreement between the parties on the subject of Executive ' s employment with the Company. 4. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflicts of laws principles thereof. 5. This Fourth Amendment may be signed in counterparts, each of which shall be an original , with the same effect as if the signatures thereto and hereto were upon the same instrument. IN WITNESS WHEREOF, the parties hereto have executed and delivered this Fourth Amendment as of the date set forth above. By: EXECUTIVE: Steven D. Metzger SIG NATU RE PAGE TO FOURTH AMENDMENT TO STEVEN D. METZGER'S EMPLOYMENT AGR EEM ENT